UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2019

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market SM

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On June 6, 2019, Citizens Community Bancorp, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 10,990,033 shares of common stock were eligible to vote at the Annual Meeting. The matters voted on at the Annual Meeting were as follows:

1.   Proposal 1: Election of Directors:

Stephen M. Bianchi, James R. Lang and James D. Moll were elected directors of the Company. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen M. Bianchi	6,672,662	1,075,173	2,368,314
James R. Lang	6,895,851	851,984	2,368,314
James D. Moll	6,892,802	855,033	2,368,314

2.   Proposal 2: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:

The stockholders approved the proposal to ratify the appointment by the Company’s Audit Committee of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,950,099	160,319	5,731	—

3.   Proposal 3: Advisory (non-binding) vote on the executive compensation of the Company’s named executive officers:

The stockholders approved the advisory (non-binding) proposal regarding the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Annual Meeting. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,840,776	877,999	29,060	2,368,314

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: June 7, 2019	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer